1 Q2 2017 EARNINGS PRESENTATION August 3, 2017 Exhibit 99.2

2 Disclaimer Forward Looking Statements This presentation may contain forward looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect,” “anticipate,” “may,” “intends,” “believes,” “estimate,” “project,” and other similar expressions. Such statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from these forward looking statements. These factors include, but are not limited to, the factors described in OMAM’s filings made with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, filed with the SEC on February 22, 2017, under the heading “Risk Factors” and our Current Report on Form 8-K, filed with the SEC on May 15, 2017. Any forward-looking statements in this presentation are based on assumptions as of today and we undertake no obligation to update these statements as a result of new information or future events. We urge you not to place undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP measures are included in the appendix to this presentation.

3 Overview and Highlights • Q2'17 U.S. GAAP EPS of $0.11 down (63.3)% from Q2'16 • Q2'17 ENI per share of $0.42 up 40.0% from Q2'16 ENI per share of $0.30, primarily driven by increases in management fee revenue, stock buybacks and the acquisition of Landmark • Net Client Cash Flows of $(0.3) billion for Q2'17 with an annualized revenue impact of $13.1 million ◦ Q2'17 inflows of $8.1 billion at approximately 53 bps and outflows and disposals of $(8.4) billion at approximately 35 bps • AUM of $258.8 billion up 3.6% over Q1'17 and up 18.3% from Q2'16 including $8.8 billion, or 4.0%, increase from Landmark acquisition • 1- and 3-year investment performance saw significant improvement ◦ Strategies representing 74%, 73% and 78% of revenue outperformed benchmarks on a 1-, 3- and 5-year basis at June 30, 2017 • Continued progress with Old Mutual’s managed separation process with selldown of its OMAM position in May ◦ Sale of 9.9% stake to HNA Capital ◦ Secondary offering of 19.9 million shares; OMAM repurchase of 5.0 million additional shares ◦ Approximately 5% stake will be owned by Old Mutual following close of HNA second tranche expected in second half of 2017 • Continued evaluation of UK tax position given proposed legislation — potential $(10) million annual negative impact • OMAM CEO succession process underway • Non-binding term sheet executed to sell stake in Heitman to Heitman employee-owned entity for $110 million ◦ “Right of first offer” sale process triggered in connection with Old Mutual managed separation process ◦ Heitman represents approximately 5% of OMAM’s ENI in 2016 and approximately 3% in H1 2017, and 12.5% of AUM at June 30, 2017 ___________________________________________________________ Please see definitions and additional notes.

4 Growth Strategy OMAM’s multi-boutique model is well positioned for growth, with four key areas of focus... Multi-Boutique Value Proposition Drives Incremental Growth Opportunities Four Key Growth Areas New Partnerships Global Distribution Collaborative Organic Growth (Growth and Seed / Co-Investment Capital) Core Affiliate Growth (Investment Performance and Net Client Cash Flows) OMAM’s Aligned Partnership Model - Operating autonomy - Affiliate-level employee ownership - Long-term perspective - Talent management - Profit-sharing model - Strategic business support Unique Partnership Approach Provides Stability and the Foundation for Growth ___________________________________________________________ Please see definitions and additional notes.

5 AUM AUM by Affiliate $B %Total $ 87.5 34% 91.7 35% 5.2 2% 5.7 2% 32.4 13% 2.0 1% 11.6 4% 22.7 9% Total $ 258.8 100% $260 $240 $220 $200 $180 $160 $140 Q2'16 Q2'17 $218.8 $(3.9) $35.1 $8.8 $258.8 OMAM AUM Progression and Mix AUM Progression (Last 12 Months) AUM Mix (6/30/17) AUM AUM by Asset Class $B %Total US Equity - large cap value $ 57.9 22% US Equity - all other 23.4 9% Alternatives 51.4 20% International Equity 50.7 20% Global Equity 36.4 14% Emerging Markets Equity 25.8 10% Fixed Income 13.2 5% Total $ 258.8 100% AUM Progression (2nd Quarter) $260 $240 $220 $200 $180 $160 $140 Q1'17 Q2'17 $249.7 $(0.3) $9.4 $258.8 AUM at Period End As % of BoP AUM Net flows Market and other Acquisition of Affiliates % Change: 18.3% % Change: 3.6% 3.7% (0.1)% (1.8)% 16.1% ___________________________________________________________ Please see definitions and additional notes. $B $B 4.0% Net flows Market and other

6 Derived Average Weighted NCCF ($b)(2) Net Client Cash Flows and Revenue Impact AUM Net Client Cash Flows (“NCCF”) Revenue Impact of NCCF(1) $24 $20 $16 $12 $8 $4 $0 -$4 -$8 $(3.0) $18.4 $19.1 $20.0 $11.3 $13.5 $0.7 $(6.6) $7.3 $(3.4) $(7.5) $14.6 $0.8 $13.1 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 40 43 46 44 47 46 46 45 38 46 42 44 43 53 38 36 38 38 30 31 32 37 40 32 38 35 32 35 2014 2015 2016 2017 $54.5 $18.9 $11.0 $13.9 Bps inflows Bps outflows ___________________________________________________________ (1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. (2) Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for OMAM overall (i.e. 38.1 bps in Q2'17). For example, NCCF annualized revenue impact of $13.1 million divided by average weighted fee rate of OMAM’s overall AUM of 38.1 bps equals the derived average weighted NCCF of $3.4 billion. $4 $2 $0 -$2 -$4 $(1.0) $3.6 $3.1 $3.8 $(0.2) $0.8 $(2.5) $(3.2) $2.4 $(2.9) $(2.6) $1.5 $(2.5) $(0.3) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 $ (0.9) $5.5 $5.8 $6.1 $3.3 $3.9 $0.2 $(1.9) $2.1 $(1.0) $(2.1) $4.0 $0.2 $3.4 2014 2015 2016 2017 $9.5 $(5.1) $(1.6) $(2.8) $B $M

7 Hard asset disposals $5 $4 $3 $2 $1 $0 -$1 -$2 -$3 -$4 -$5 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 $(2.5) $(2.9) $(1.7) $(2.9) $(2.8) $0.7 $0.8 $1.2 $0.4 $1.0 $(0.3) $(0.2) $(0.9) $(0.4) $(1.0) $(1.0) $(0.6) $0.2 $0.7 $2.6 $1.0 $2.1 $24 $20 $16 $12 $8 $4 $0 -$4 -$8 -$12 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 $(4.4) $(5.9) $(3.8) $(5.5) $(7.3) $3.9 $(0.1) $8.1 $(1.2) $5.9 $(0.8) $(0.5) $0.2 $(1.6) $(0.5)$(3.3) $(4.2) $(2.6) $1.2 $3.2 $12.7 $9.4 $15.6 Net Client Cash Flows Breakdown AUM Net Client Cash Flows (“NCCF”) - by Asset Class Revenue Impact of NCCF - by Asset Class Total Revenue Impact(2) $(3.4) $(7.5) $14.6 $0.8 $13.1 ___________________________________________________________ (1) Average fee rate represents the average blended fee rate on overall assets for each asset class for the three months ended June 30, 2017. (2) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. U.S. Equity Global/non-U.S. Equity Fixed Income Alternatives Avg. Fee Rate (bps)(1) Total NCCF $(2.9) $(2.6) $1.5 $(2.5) $(0.3) 21 25 42 56 $M$B 56 $(0.2) $(0.3) $(0.6) $(0.1)

8 Strong Investment Performance Products representing ≥ 73% of revenue outperforming on a 1-, 3- and 5-year basis Commentary • OMAM uses revenue-weighted performance as its primary investment metric ◦ Ties investment performance to business performance ◦ Reflects percent of management fee revenue in products outperforming their benchmarks (1) • OMAM also uses equal-weighted performance as it considers earlier stage products that may grow to have significant impact • Asset-weighted performance is broadly used across the industry ___________________________________________________________ 1. Excludes revenue in products which are not benchmarked; includes management fee revenue from equity-accounted Affiliates in the analysis. 2. Data as of June 30, 2017. 3. Revenue-Weighted: Calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of strategies outperforming. 4. Equal-Weighted (>$100m): Each strategy over $100m has the same weight, then sums the total percentage of strategies outperforming. 5. Asset-Weighted: Calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of strategies outperforming. 6. Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations. 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 70% 68% 66% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 63% 73% 77% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 74% 73% 78% Revenue-Weighted (2)(3)(6) Equal-Weighted (>$100m) (2)(4)(6) Asset-Weighted (2)(5)(6) % outperformance vs. benchmark % outperformance vs. benchmark % outperformance vs. benchmark Q1’17 46% 59% 75% Q2’16 36% 63% 72% Q1’17 49% 66% 78% Q2’16 50% 75% 80% Q1’17 37% 49% 63% Q2’16 33% 51% 60%

9 Financial Highlights – Q2 2017 v. Q2 2016 • Q2'17 economic net income up 28.7% to $46.6 million ($0.42 per share) from $36.2 million ($0.30 per share) in Q2'16 ◦ EPS growth of 40.0% benefited from buyback of 6.0 million shares in December 2016 and 5.0 million shares in May 2017 • ENI revenue increase of $61.4 million, or 38.4%, to $221.4 million in Q2'17 ◦ Management fees increased 31.6% to $206.7 million, reflecting an 18.2% increase in average AUM along with a 3.7 bps increase in average yield to 37.5 bps(1) ◦ Performance fees increased to $11.2 million in Q2'17 from $(0.8) million in Q2'16 ◦ Landmark increases Q2 yield by approximately 3 bps • Operating expenses up 23.0% from year-ago quarter to $76.0 million, but the operating expense ratio(2) decreased from 39.3% to 36.8% • ENI operating margin of 38.1% improved over operating margin of 35.8% in year-ago quarter • Adjusted EBITDA of $70.6 million, a 40.4% increase from $50.3 million in Q2'16 • Third party debt of $407.5 million at June 30, 2017 represents 1.67x trailing twelve months Adjusted EBITDA • UK tax position being closely monitored; proposed legislation could increase taxes by approximately $10 million annually ___________________________________________________________ Please see definitions and additional notes. 1. Excludes equity-accounted Affiliates. 2. The ENI operating expense ratio reflects total ENI operating expenses as a percent of management fees.

10 ENI Per Share(4) Pre-tax ENI $275 $250 $225 $200 $175 $150 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 $219 $228 $235 $246 $255 $70 $60 $50 $40 $30 $20 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 $48 $50 $48 $52 $58 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 $0.30 $0.32 $0.32 $0.34 $0.39 ENI Revenue(1) $240 $210 $180 $150 $120 $90 $60 $30 $0 -$30 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 $161 $177 $185 $199 $210 $221 ___________________________________________________________ Please see definitions and additional notes. 1. ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. 2. Includes fees for equity-accounted Affiliates. 3. ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI Revenue. 4. ENI per share is calculated as Economic Net Income divided by weighted average diluted shares outstanding. Improving Markets and Fee Mix Benefit Q2’17 Results $200 $150 $100 $50 Q2’15 Q3’15 Q4’15 Q1’16 Q2’16 $167 $163 $161 $153 $222 Average AUM Fee Rate (Basis Points)(2) ENI Operating Margin(3) 40.0 35.0 30.0 25.0 20.0 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 35.0 35.7 36.1 37.7 38.1 $0.34 $0.30 $0.32 % Change Q2’16 to Q2’17: 16.2% % Change Q2’16 to Q2’17: 38.4% % Change Q2’16 to Q2’17: 40.0% $199 $160 Performance Fees $176 $0.33 Performance Fees $221 % Change ex. perf. fees: 30.7% $52 $48 $49 $63 Performance Fees % Change Q2’16 to Q2’17: 31.5% 45% 38% 31% 24% 17% 10% Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 36.2% 37.0% 34.9% 36.3% 37.9% 38.1% 35.8% 36.5% 35.8% Performance Fees $0.42 % Change ex. perf. fees: 20.7% $m$b $m $190 $51 36.4% $(1) 3.7% 5.8% 11.9% 14.7% $(1) % Change ex perf. fees: 30.0% 20.2% 23.5% 11.4%

11 Management Fee Growth Driven by Increased Average Assets at Higher Fee Rates and Landmark ______________________________________________________________________________________________________________ (1) Figures in parenthesis represent the percent of the total respective bar. (2) Revenue from equity-accounted Affiliates is included in other income. $270 $240 $210 $180 $150 $120 $90 $60 $30 $0 Q2 2016 Q2 2017 $219.2 $254.7 Gross Management Fee Revenue by Asset Class(1)Average AUM and Fee Rate by Asset Class(1) U.S. Equity Global/non-U.S. Equity Fixed Income Alternatives Avg. Fee Rate (bps) $B Avg. AUM % Change 36% (6)% 24% 3% 25 % Change: 16.2% 42 20 44 25 42 21 56 Avg. AUM: $ 219.2 $ 254.7 Less: Equity-Accounted Affiliates: (32.4) (33.9) Avg. AUM excl. Equity- Accounted Affiliates: $ 186.8 $ 220.8 $260 $220 $180 $140 $100 $60 $20 Q2 2016 Q2 2017 $190.5 $242.1 $M % Change 74% (6)% 23% 2% % Change: 27.1% Gross Mgmt. Fee Revenues: $ 190.5 $ 242.1 Less: Revenue from Equity- Accounted Affiliates(2): (33.4) (35.4) Revenue excl. Equity- Accounted Affiliates (ENI Mgmt. Fee Revenue): $ 157.1 $ 206.7 $79.1 (36%) $88.9 (41%) $14.2 (6%) $37.0 (17%) $50.5 (20%) $13.3 (5%) $109.8 (43%) $81.1 (32%) $50.0 (26%) $92.8 (49%) $40.5 (21%) $7.2 (4%) $ 50.9 (21%) $114.1 (47%) $ 70.3 (29%) $6.8 (3%) 35.0 38.1 16.2% 18.2% 27.1% 31.6%

Expenses Increased Primarily Due to Landmark Acquisition

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q2'17 ENI Operating Expense Ratio[(2)] decreased to 36.8% for the period, reflecting cost efficiencies at the existing Affiliates and incremental scale following the Landmark transaction
- Expense increase represents higher fixed compensation and benefits and general and administrative expenses as a result of the Landmark transaction, as well as the growth of the business
  - Excluding Landmark, operating expenses increased approximately 10% compared to the year-ago quarter
- Full-year ENI Operating Expense Ratio[(2)] expected to be in the range of 37-38%

Total ENI Operating Expenses

	Q2'17		Q2'16		Q-O-Q	H1'17		H1'16		P-O-P
$M	$M	% of MFs[(1)]	$M	% of MFs[(1)]	Q2'17 vs. Q2'16	$M	% of MFs[(1)]	$M	% of MFs[(1)]	2017 vs. 2016
Fixed compensation and benefits	$ 41.0	*19.8%*	$ 34.0	*21.6%*	*21%*	$ 83.8	*20.8%*	$ 69.4	*22.6%*	*21%*
G&A expenses (excl. sales based compensation)	27.7	*13.4%*	21.1	*13.4%*	*31%*	53.3	*13.2%*	42.8	*14.0%*	*25%*
Depreciation and amortization	2.8	*1.4%*	2.3	*1.5%*	*22%*	5.3	*1.3%*	4.4	*1.4%*	*20%*
Core operating expense subtotal	**$ 71.5**	***34.6%***	**$ 57.4**	***36.5%***	*25%*	**$ 142.4**	***35.4%***	**$ 116.6**	***38.0%***	*22%*
Sales based compensation	4.5	*2.2%*	4.4	*2.8%*	*2%*	8.9	*2.2%*	9.2	*3.0%*	*(3)%*
Total ENI operating expenses	**$ 76.0**	***36.8%***	**$ 61.8**	***39.3%***	*23%*	**$ 151.3**	***37.6%***	**$ 125.8**	***41.0%***	*20%*
Note: Management fees	$ 206.7		$ 157.1		*32%*	$ 402.4		$ 306.7		*31%*

(1) Represents management fee revenue.

(2) The ENI Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

OMAM 12

Variable Compensation In Line with Business Profitability

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses; also includes contractual split of certain performance fees
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and OMAM equity
- Variable Compensation Ratio remained relatively stable at 42.0% compared to 41.8% in the year-ago quarter; ratio increased due to allocation of an Affiliate's share of performance fees to variable compensation
- Full-year Variable Compensation Ratio expected to be in the range of 40-41% or just above

Variable Compensation

$M		Q2'17		Q2'16	Q-O-Q Q2'17 vs. Q2'16		H1'17		H1'16	P-O-P 2017 vs. 2016
Cash Variable Compensation	$	**55.3**	$	**34.5**	*60%*	$	**100.3**	$	**65.6**	*53%*
Add: Non-cash equity-based award amortization		5.8		6.5	*(11)%*		12.0		12.8	*(6)%*
Variable compensation		**61.1**		**41.0**	*49%*		**112.3**		**78.4**	*43%*
Earnings before variable compensation(1)	$	**145.4**	$	**98.2**	*48%*	$	**268.9**	$	**187.1**	*44%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)		42.0%		41.8%	*27 bps*		41.8%		41.9%	*(14) bps*

Please see definitions and additional notes.

(1) Earnings before variable compensation represents ENI revenue less ENI operating expense.

OMAM 13

14 Affiliate Key Employee Distributions Q-O-Q P-O-P $M Q2'17 Q2'16 Q2'17 vs. Q2'16 H1’17 H1’16 2017 vs. 2016 Earnings after variable compensation (ENI operating earnings) $ 84.3 $ 57.2 47% $ 156.6 $ 108.7 44% Less: Affiliate key employee distributions (16.5) (9.2) 79% (31.4) (17.5) 79% Earnings after Affiliate key employee distributions $ 67.8 $ 48.0 41% $ 125.2 $ 91.2 37% Affiliate Key Employee Distribution Ratio ( / ) 19.6% 16.1% 349 bps 20.1% 16.1% 395 bps • Represents employees’ share of profit from their respective Affiliates, ranging from 15 - 40%, in some cases following an initial preference to OMAM(1) • Q2'17 Key Employee Distributions increased due to higher ENI operating earnings and the impact of the Landmark transaction • Q2'17 Distribution Ratio of 19.6% higher than Q2'16 due to impact of Landmark employees’ continued ownership of 40% of their business • Full-year Key Employee Distribution Ratio expected to be approximately 20-21% or just above __________________________________________________________ (1) For consolidated Affiliates. Affiliate Key Employee Distributions Typically Will Move In Line With Affiliate Profitability Commentary A B A B

15 Balance Sheet $M June 30, 2017 December 31, 2016 Assets Cash and cash equivalents $ 83.3 $ 101.9 Investment advisory fees receivable 187.5 163.7 Investments 193.5 233.3 Other assets 767.3 759.1 Assets of consolidated Funds 47.6 36.3 Total assets $ 1,279.2 $ 1,294.3 Liabilities and shareholders’ equity Accounts payable and accrued expenses $ 161.7 $ 178.1 Due to related parties 106.7 156.3 Third party borrowings 407.5 392.3 Other liabilities 466.4 391.3 Liabilities of consolidated Funds 6.5 5.8 Total liabilities 1,148.8 1,123.8 Total equity 130.4 170.5 Total liabilities and equity $ 1,279.2 $ 1,294.3 Shares outstanding in the quarter ended: Basic 111.3 120.0 Diluted 111.8 120.6 Leverage ratio 1.67x 1.88x Balance Sheet Management Provides Ongoing Opportunities to Increase Shareholder Value • $0.09 per share interim dividend approved, reflecting ~25% payout rate ◦ Payable September 29 to shareholders of record as of September 15 • On May 19, 2017, the Company repurchased 5 million shares from Old Mutual plc for $72.75 million ◦ Financial capacity remains for potential cash acquisition in 2017 • June 30 leverage ratio (Debt / LTM Adjusted EBITDA) of 1.67x, just below target range of 1.75x - 2.25x • Cash of $83.3 million includes $65.0 million at the Affiliates and $18.3 million at the Center • At 6/30/17, paid first DTA installment of $45.5 million due to OM plc with remaining $97.1 million to be paid in two installments on 12/31/17 and 6/30/18 • In July 2017, purchased remaining $63.4 million of seed capital from OM plc, partially financed with non-recourse debt Capital Dividend & Share Buyback

16 Appendix

Reconciliation: GAAP to ENI and Adjusted EBITDA

$m		Three Months Ended June 30, 2017		Three Months Ended June 30, 2016		Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
U.S. GAAP net income attributable to controlling interests	$	12.9	$	36.3	$	34.3	$	67.1
Adjustments to reflect the economic earnings of the Company:								
1 Non-cash key employee-owned equity and profit interest revaluations[1]		23.3		(1.1)		35.2		(2.4)
2 Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[1]		19.4		—		38.6		0.1
3 Capital transaction costs[1]		—		1.6		—		1.7
4 Seed/Co-investment (gains) losses and financings[1]		(2.9)		(0.7)		(8.7)		(0.7)
5 Tax benefit of goodwill and acquired intangible deductions		2.3		0.7		4.5		1.3
6 Discontinued operations and restructuring[2]		9.3		(1.4)		9.4		(1.6)
Total adjustment to reflect earnings of the Company	$	51.4	$	(0.9)	$	79.0	$	(1.6)
Tax effect of above adjustments[1]		(19.8)		—		(30.0)		0.5
7 ENI tax normalization		2.1		0.8		2.2		2.2
Economic net income	$	46.6	$	36.2	$	85.5	$	68.2
Net interest expense to third parties		4.8		0.1		9.8		0.4
Depreciation and amortization		2.8		2.3		5.3		4.4
Tax on Economic Net Income		16.4		11.7		29.9		22.6
Adjusted EBITDA	$	70.6	$	50.3	$	130.5	$	95.6

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned prior to acquisitions
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, includes restructuring component of discontinued operations and restructuring line taxed at 40.2% U.S. statutory rate (including state tax).

(2) Included in restructuring is $9.3 million related to CEO transition costs, comprised of $0.5 million of fixed compensation and benefits and $8.8 million of variable compensation.

OMAM 17

Reconciliation: GAAP to ENI and Components of ENI

Components of ENI revenue

($ in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Management fees[1]	$ 206.7	$ 157.1	$ 402.4	$ 306.7
Performance fees	11.2	(0.8)	11.4	(0.8)
Other income, including equity-accounted Affiliates[2]	3.5	3.7	6.4	7.0
ENI revenue	**$ 221.4**	**$ 160.0**	**$ 420.2**	**$ 312.9**

U.S. GAAP revenue to ENI revenue

($ in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
U.S. GAAP revenue	$ 218.8	$ 156.5	$ 415.0	$ 306.1
Include investment return on equity-accounted Affiliates	3.1	3.5	5.5	6.8
Exclude revenue from consolidated Funds attributable to non-controlling interests	(0.5)	—	(0.7)	—
Other	—	—	0.4	—
ENI revenue	**$ 221.4**	**$ 160.0**	**$ 420.2**	**$ 312.9**

Components of ENI operating expense

($ in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Fixed compensation & benefits	$ 41.0	$ 34.0	$ 83.8	$ 69.4
General and administrative expenses	32.2	25.5	62.2	52.0
Depreciation and amortization	2.8	2.3	5.3	4.4
ENI operating expense	**$ 76.0**	**$ 61.8**	**$ 151.3**	**$ 125.8**

(1) *ENI management fees correspond to U.S. GAAP management fees.*

(2) *ENI other income is comprised of other revenue under U.S. GAAP, plus our earnings from equity-accounted Affiliates of $3.1 million and $5.5 million for the three and six months ended June 30, 2017, respectively, and $3.5 million and $6.8 million for the three and six months ended June 30, 2016, respectively.*

OMAM 18

Reconciliation: GAAP to ENI

U.S. GAAP operating expense to ENI operating expense

($ in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
U.S. GAAP operating expense	$ 205.9	$ 112.5	$ 378.6	$ 221.1
Less: items excluded from economic net income				
Acquisition-related consideration and pre-acquisition employee equity[1]	(17.7)	—	(35.3)	—
Non-cash key employee-owned equity and profit interest revaluations	(23.3)	1.1	(35.2)	2.4
Amortization of acquired intangible assets	(1.7)	—	(3.3)	(0.1)
Capital transaction costs	—	(1.6)	—	(1.7)
Restructuring costs[2]	(9.3)	—	(9.3)	—
Funds' operating expense	(0.3)	—	(0.5)	—
Less: items segregated out of U.S. GAAP operating expense				
Variable compensation	(61.1)	(41.0)	(112.3)	(78.4)
Affiliate key employee distributions	(16.5)	(9.2)	(31.4)	(17.5)
ENI operating expense	**$ 76.0**	**$ 61.8**	**$ 151.3**	**$ 125.8**

U.S. GAAP compensation expense to ENI fixed compensation and benefits expense

($ in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Total U.S. GAAP compensation expense	$ 173.4	$ 87.5	$ 316.2	$ 172.1
Acquisition-related consideration and pre-acquisition employee equity[1]	(17.7)	—	(35.3)	—
Non-cash key employee-owned equity and profit interest revaluations excluded from ENI	(23.3)	1.1	(35.2)	2.4
Sales-based compensation reclassified to ENI general & administrative expenses	(4.5)	(4.4)	(8.9)	(9.2)
Affiliate key employee distributions	(16.5)	(9.2)	(31.4)	(17.5)
Compensation related to restructuring expenses[2]	(9.3)	—	(9.3)	—
Variable compensation	(61.1)	(41.0)	(112.3)	(78.4)
ENI fixed compensation and benefits	**$ 41.0**	**$ 34.0**	**$ 83.8**	**$ 69.4**

(1) Reflects amortization of contingent purchase price and equity owned by employees, both with a service requirement, associated with the Landmark acquisition.

(2) Restructuring costs in the three and six months ended June 30, 2017 are comprised of $0.5 million of fixed compensation and benefits and $8.8 million of variable compensation associated with the CEO transition.

OMAM 19

Reconciliation: GAAP to ENI

U.S. GAAP general and administrative expense to ENI general and administrative expense

($ in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
U.S. GAAP general and administrative expense	$ 27.7	$ 22.7	$ 53.3	$ 44.5
Sales-based compensation	4.5	4.4	8.9	9.2
Capital transaction costs	—	(1.6)	—	(1.7)
ENI general and administrative expense	**$ 32.2**	**$ 25.5**	**$ 62.2**	**$ 52.0**

U.S. GAAP operating income to ENI operating earnings and ENI earnings after Affiliate key employee distributions

($ in millions)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
U.S. GAAP operating income	$ 12.9	$ 44.0	$ 36.4	$ 85.0
Include investment return on equity-accounted Affiliates	3.1	3.5	5.5	6.8
Exclude the impact of:				
Non-cash key employee-owned equity and profit interest revaluations	23.3	(1.1)	35.2	(2.4)
Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity	19.4	—	38.6	0.1
Capital transaction costs	—	1.6	—	1.7
Restructuring costs[1]	9.3	—	9.3	—
Other	—	—	0.4	—
Affiliate key employee distributions	16.5	9.2	31.4	17.5
Variable compensation	61.1	41.0	112.3	78.4
Funds' operating (income) loss	(0.2)	—	(0.2)	—
ENI earnings before variable compensation	**145.4**	**98.2**	**268.9**	**187.1**
Less: ENI variable compensation	(61.1)	(41.0)	(112.3)	(78.4)
ENI operating earnings	**84.3**	**57.2**	**156.6**	**108.7**
Less: ENI Affiliate key employee distributions	(16.5)	(9.2)	(31.4)	(17.5)
ENI earnings after Affiliate key employee distributions	**$ 67.8**	**$ 48.0**	**$ 125.2**	**$ 91.2**

(1) Restructuring costs in the three and six months ended June 30, 2017 are comprised of $0.5 million of fixed compensation and benefits and $8.8 million of variable compensation associated with the CEO transition.

OMAM 20

21 Calculation of ENI Effective Tax Rate ($ in millions) Three Months Ended June 30, Six Months Ended June 30, 2017 2016 2017 2016 Pre-tax economic net income(1) $ 63.0 $ 47.9 $ 115.4 $ 90.8 Intercompany interest expense deductible for U.S. tax purposes (19.6) (17.7) (38.9) (35.4) Taxable economic net income 43.4 30.2 76.5 55.4 Taxes at the U.S. federal and state statutory rates(2) (17.5) (12.2) (30.8) (22.3) Other reconciling tax adjustments 1.1 0.5 0.9 (0.3) Tax on economic net income (16.4) (11.7) (29.9) (22.6) Add back intercompany interest expense previously excluded 19.6 17.7 38.9 35.4 Economic net income $ 46.6 $ 36.2 $ 85.5 $ 68.2 Economic net income effective tax rate(3) 26.0% 24.4% 25.9% 24.9% _______________________________________________________ (1) Pre-tax economic net income is shown before intercompany interest and tax expense. (2) Taxed at U.S. Federal and State statutory rate of 40.2%. (3) The economic net income effective tax rate is calculated by dividing the tax on economic net income by pre-tax economic net income. Calculation of ENI Effective Tax Rate

22 Definitions and Additional Notes References to “OMAM” or the “Company” refer to OM Asset Management plc; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to the “Center” refer to the holding company excluding the Affiliates; references to "Landmark" refer to Landmark Partners, LLC, acquired by the Company in August 2016. OMAM operates its business through eight boutique asset management firms (the “Affiliates”). OMAM’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to:  • exclude the effect of Funds consolidation by removing the portion of Fund revenues, expenses and investment return which were not attributable to our shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMAM at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMAM can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

23 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments.  Please see Slide 17 for a reconciliation of U.S. GAAP net income attributable to controlling interests to economic net income. Adjusted EBITDA   Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Slide 17 for a reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Methodologies for calculating investment performance(1):   Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin  The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to our various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to our U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against our recurring management fee revenue. We have provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. We track this ratio as a key measure of scale economies at OMAM because in our profit sharing economic model, scale benefits both the Affiliate employees and OMAM shareholders. Definitions and Additional Notes ___________________________________________________________ (1) Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations.

24 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against our ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and OMAM equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against our ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, OMUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee ownership percentages, which range from approximately 15% to 40% at our consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by our Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to our shareholders.   Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow and is designed to provide investors with a better indication of the potential financial impact of net client cash flows.   Hard asset disposals Net flows include hard asset disposals made by OMAM’s Affiliates.  This category is made up of investment-driven asset dispositions made by Heitman, a real estate manager, or Campbell, a timber manager. Derived average weighted NCCF Derived average weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for OMAM overall (i.e. 38.1 bps in Q2'17). For example, NCCF annualized revenue impact of $13.1 million divided by the average weighted fee rate of OMAM’s overall AUM of 38.1 bps equals the derived average weighted NCCF of $3.4 billion. n/m “Not meaningful.”